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                                                                    EXHIBIT 10.1


                         AUDIT COMMITTEE SHARE AGREEMENT

         This AUDIT COMMITTEE SHARE AGREEMENT dated as of the ___ day of _______, 2003 (the "Agreement") is by and between Quest Resource Corporation, a Nevada corporation (the "Company") and John C. Garrison ("Garrison").

         WHEREAS, Garrison has been elected a director of the Company and has experience and expertise in business and financial matters sufficient to qualify for service on the audit committee of the board of directors (Committee); and

         WHEREAS, the Company has elected Garrison to the Committee and Garrison has been appointed as the Audit Committee Financial Expert for an indefinite term; and

         WHEREAS, Garrison agrees to accept this appointment to the Committee , upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows

DUTIES

         Duties. During the period of service on the audit committee, Garrison will work to fulfill the responsibilities set forth in the Audit Committee Charter, as determined in the judgement of Garrison and other members of the Audit Committee.

COMPENSATION PERIOD

         Compensation Period. The term of compensation for Garrison's audit committee service under this Agreement shall begin on the Agreement Date and terminate May 31, 2005. Compensation terms for continued service will be negotiated at that time.

COMPENSATION.

                  (a) On the date of election to the Committee, the Company shall grant Garrison as compensation for his services hereunder 25,000 restricted shares of the Company's Common Stock (restricted shares).

                  (b) 9,000 of the restricted shares shall vest and become nonforfeitable and transferable on the date of this agreement. An additional 8,000 of the restricted shares shall vest and become nonforfeitable and transferable on each of June 1, 2004 and June 1, 2005. In the event that Garrison resigns the Committee assignment before the respective vesting dates, all restricted shares that have not vested as of such date shall be forfeited by Garrison and shall not vest or become nonforfeitable or transferable. In the event that Garrison resigns the committee assignment in conjunction with a change in control of the



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         Company, all remaining unvested restricted shares shall immediately vest and become nonforfeitable and transferable.

                  (c) The Company may include on the certificates for the restricted shares a legend that refers to the restrictions imposed by this Agreement. Promptly after any Restricted Shares vest and become nonforfeitable and transferable, the Company shall cause a new certificate or certificates evidencing unrestricted shares of Common Stock to be issued without such a legend in exchange for the certificate evidencing the Restricted Shares.

OTHER BENEFITS

         Expenses. During the period of service on the committee, the Garrison shall be entitled to receive prompt reimbursement for all reasonable related expenses incurred by Garrison upon the receipt by the Company of accounting therefor in accordance with practices, policies and procedures applicable to directors and senior executives of the Company.

MISCELLANEOUS

         Beneficiary. If Garrison dies prior to receiving all of the amounts payable to him in accordance with the terms of this Agreement, such amounts shall be paid to one or more beneficiaries designated by Garrison in writing to the President of the Company during his lifetime, or if no such Beneficiary is designated, to Executive's estate. Executive, without the consent of any prior Beneficiary, may change his designation of Beneficiary or Beneficiaries at any time or from time to time by a submitting to the President of the Company a new designation in writing.

         Assignment; Successors. Garrison may not assign his rights and obligations under this Agreement. The Company may not assign its rights and obligations under this Agreement without the prior written consent of Garrison except to a successor of the Company's business which expressly assumes the Company's obligations hereunder in writing. This Agreement shall be binding upon and inure to the benefit of Garrison, his estate and Beneficiaries, the Company and the successors and permitted assigns of the Company.

         Nonalienation. Compensation and benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by Garrison or a Beneficiary, as applicable, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

         Severability. If one or more parts of this Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

         Captions. The names of the Articles and Sections of this Agreement are for convenience of reference only and do not constitute a part hereof.



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         Amendment; Waiver. This Agreement shall not be amended or modified except by written instrument executed by the Company and Garrison. A waiver of any term, covenant or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant or condition, and any waiver of any default in any such term, covenant or condition shall not be deemed a waiver of any later default thereof.

         Notices. All notices hereunder shall be in writing and delivered by hand, by nationally-recognized delivery service that guarantees overnight delivery, or by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company, to:         Quest Resource Corporation
                                        P.O. Box 100, 701 East Main St.
                                        Benedict, Kansas 66714
                                        Attention:  Douglas L. Lamb

         with a copy to:                Stinson Morrison Hecker LLP
                                        2600 Grand Blvd.
                                        Kansas City, Missouri  64108
                                        Attention:  Patrick Respeliers

         If to Garrison, to:            John C. Garrison
                                        7211 High Drive
                                        Prairie Village, Kansas 66210

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice shall be effective when actually received by the addressee.

Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and, except as otherwise provided herein, shall supersede all prior agreements, promises and representations regarding employment, compensation, severance or other payments contingent upon termination of employment, whether in writing or otherwise.

Applicable Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Kansas, without regard to its choice of law principles.

Survival of Garrison's Rights. All of Garrison's rights hereunder, including his rights to compensation, shall survive the termination the termination of this Agreement.



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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                          QUEST RESOURCE CORPORATION

                                          By: /s/ Douglas L. Lamb
                                             -----------------------------------
                                                 Douglas L. Lamb, President


                                              /s/ John C. Garrison
                                             -----------------------------------
                                                       John C. Garrison